Innodata Announces Second Quarter 2003 Results

    NEW YORK--(BUSINESS WIRE)--Aug. 12, 2003--INNODATA CORPORATION
(NASDAQ: INOD):

    --  Revenues climb 21% from Q1 2003

    --  Company is cash flow positive

    --  Optimistic about a return to profitability next quarter

    INNODATA CORPORATION (NASDAQ: INOD), a leading provider of digital content services and solutions, today announced a net loss of $636,000 or $0.03 per diluted share, for the second quarter of 2003, versus a net loss of $899,000, or $0.04 per diluted share, for the second quarter of 2002. Of the second quarter 2003 loss, approximately $450,000 represented a non-cash compensation charge.
    Revenues were $14,709,000 for the six months ended June 30, 2003, as compared to revenues of $22,945,000 for the same period in 2002, but were up about 21% from revenues of $6,653,000 in the first quarter of 2003. Of second quarter 2003 revenues, approximately 47% represented revenue from business process outsourcing engagements.
    Innodata's cash position continued to be strong at approximately $5.8 million in the second quarter 2003, up just slightly from the first quarter 2003. Furthermore, the company generated approximately $700,000 cash from operating activities. In addition, working capital remained in excess of $8 million and the company had no debt other than routine trade payables.
    This is the second straight quarter of improved quarter-over-quarter financial performance for Innodata since the fourth quarter of 2002, when revenues of $6,162,000 netted a loss of $1,988,000, or $0.09 per diluted share. Last quarter the company reported a loss of $0.05 per diluted share.
    Innodata attributed the improving financial results chiefly to enhanced competitive positioning, aggressive cost-cutting and slowly improving capital spending levels in the commercial and enterprise publishing sectors and other segments in which the company markets its services.
    "We're seeing the early indications of a turnaround in our business reinforced by positive quarterly trends," said Jack Abuhoff, Chairman and CEO of Innodata Corporation. "We reached cash flow positive in the second quarter - an important milestone in our business - and are looking toward profitability, barring any unforeseen events, in the third quarter 2003.
    "It's evident that we're making progress in our overall performance, but we've got a way to go before we can pat ourselves on the back," Abuhoff concluded. "I do believe we're on the right track though, and I am optimistic that we will continue to improve our results over time."
    Under the terms of Innodata's stock buyback program, there remains approximately $1.1 million in outstanding authorization should the company decide to buy back shares.

    Timing of Conference Call with Q&A

    Innodata will conduct an investor conference call, including a question & answer period, at 11:00 AM EST today. Interested parties can participate in this call by dialing the following call-in numbers:

    1-800-838-4403 (Domestic)

    1-973-317-5319 (International)

    Replays will also be made available at:

    1-800-428-6051 (Domestic Replay)

    1-973-709-2089 (International Replay)

    (Passcode on Replay only: 299831)

    Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata.com. Please note that the Webcast feature will be in a listen-only mode. Call-in or Webcast replay will be available for 30 days following the conference call.

    About Innodata

    Innodata (www.innodata.com / www.isogen.com) is a leading provider of digital content services and solutions. Innodata, based in the New York metro area, delivers content manufacturing, content conversion, XML transformation, systems engineering, and education in XML and related standards to leading companies in fields as diverse as publishing, telecommunications, healthcare and defense. Innodata's six content manufacturing centers based in Asia provide peerless outsourced support to companies worldwide, and its ISOGEN unit offers advanced systems engineering and education at four U.S.-based solutions centers. In 2001, Fortune and Business Week each rated Innodata as one of the 100 top-performing public companies in the U.S.

    This release contains certain forward-looking statements, including without limitation, statements concerning the Company's operations, economic performance, and financial condition. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "indicate," "point to" and other similar expressions generally identify forward-looking statements, which speak only as of their dates.
    These forward-looking statements are based largely on the Company's current expectations, and are subject to a number of risks and uncertainties, including without limitation, continuation or worsening of present depressed market conditions, changes in external market factors, the ability and willingness of the Company's clients and prospective clients to execute business plans which give rise to requirements for digital content and professional services in knowledge processing, difficulty in integrating and deriving synergies from acquisitions, potential undiscovered liabilities of companies that Innodata acquires, changes in the Company's business or growth strategy, the emergence of new or growing competitors, various other competitive and technological factors, and other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.
    Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this release will occur.



                 INNODATA CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In Thousands)

                                                     June   December
                                                      30,      31,
                                                     2003     2002
                                                   -------------------
                                                   Unaudited Derived
                                                               from
                                                             audited
                                                            financial
                                                            statements
ASSETS

CURRENT ASSETS:
    Cash and equivalents                             $5,787    $7,255
    Accounts receivable -- net                        5,216     3,253
    Refundable income taxes                           1,467     1,491
    Prepaid expenses and other current assets           776       706
    Deferred income taxes                             1,492     1,501
                                                   -------------------
    Total current assets                             14,738    14,206

PROPERTY AND EQUIPMENT - NET                          5,915     6,707

OTHER ASSETS                                            852     1,109

GOODWILL                                                675       675
                                                   -------------------
TOTAL                                               $22,180   $22,697
                                                   ===================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses                $3,057    $2,655
Accrued salaries and wages                            2,894     2,526
Income and other taxes                                  427       455
                                                   -------------------
       Total current liabilities                      6,378     5,636

DEFERRED INCOME TAXES PAYABLE                         1,291     1,492

STOCKHOLDERS' EQUITY                                 14,511    15,569
                                                   -------------------
TOTAL                                               $22,180   $22,697
                                                   ===================

                 INNODATA CORPORATION AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)
                              (Unaudited)

                                        Three Months    Six Months
                                            Ended          Ended
                                       -------------------------------
                                           June 30        June 30
                                       -------------------------------
                                         2003    2002    2003    2002
                                       -------------------------------

REVENUES                               $8,056 $10,389 $14,709 $22,945
                                       -------------------------------

OPERATING COSTS AND EXPENSES:
 Direct operating expenses              6,408   8,805  12,233  18,544
 Selling and administrative expenses    2,513   2,587   4,559   5,070
 Interest income - net                     (6)    (17)    (15)    (21)
                                       -------------------------------
     Total                              8,915  11,375  16,777  23,593
                                       -------------------------------

LOSS BEFORE (BENEFIT FROM) PROVISION
  FOR  INCOME TAXES                      (859)   (986) (2,068)   (648)

(BENEFIT FROM) PROVISION  FOR
  INCOME TAXES                           (223)    (87)   (319)      8
                                       -------------------------------
NET LOSS                                $(636)  $(899)$(1,749)  $(656)
                                       ===============================

BASIC LOSS PER SHARE                    $(.03)  $(.04)  $(.08)  $(.03)
                                       ===============================
WEIGHTED AVERAGE SHARES OUTSTANDING    21,466  21,586  21,451  21,518
                                       ===============================

DILUTED LOSS PER SHARE                  $(.03)  $(.04)  $(.08)  $(.03)
                                       ===============================
ADJUSTED DILUTIVE SHARES OUTSTANDING   21,466  21,586  21,451  21,518
                                       ===============================

    CONTACT: Innodata Corporation
             Al Girardi, 201-488-1200, ext. 5392
             al_girardi@innodata.com